Registration No. 333-139719

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACT TELECONFERENCING, INC.

(Exact name of registrant as specified in its charter)

Colorado	84-1132665
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1526 Cole Boulevard, Suite 300 Golden, Colorado	80401
(Address of Principal Executive Offices)	(Zip Code)

ACT TELECONFERENCING, INC.

2004 EQUITY INCENTIVE PLAN, AS AMENDED

(Full title of the plan)

Peter E. Salas

Interim Principal Executive Officer

ACT Teleconferencing, Inc.

1526 Cole Boulevard, Suite 300

Golden, CO 80401

Phone: (303) 233-3500

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Scott A. Berdan, Esq.

Kamlet Shepherd & Reichert, LLP

1515 Arapahoe Street, Tower 1, Suite 1600

Denver, CO 80202

Phone: (303) 825-4200

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement relates to the Registration Statement on Form S-8 (Registration Statement No. 333-139719) filed by ACT Teleconferencing, Inc., a Colorado corporation, with the Securities and Exchange Commission on December 29, 2006, covering the registration of 6,000,000 shares of its common stock authorized for issuance under the ACT Teleconferencing, Inc. 2004 Equity Incentive Plan, as amended.

On August 13, 2007, ACT Teleconferencing, Inc. filed a Form 15 with the Securities and Exchange Commission to effect the deregistration of its common stock under the Securities Exchange Act of 1934, as amended. In accordance with an undertaking made by ACT Teleconferencing, Inc. in the Registration Statement on Form S-8 to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement on Form S-8 that remain unsold at the termination of the offering, ACT Teleconferencing, Inc. hereby removes from registration the securities of ACT Teleconferencing, Inc. registered but unsold under the Registration Statement on Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 16th day of August, 2007.

ACT TELECONFERENCING, INC.

By:	/s/ Peter E. Salas
PETER E. SALAS
Interim Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

SIGNATURE	TITLE	DATE

/s/ Peter E. Salas PETER E. SALAS	INTERIM PRINCIPAL EXECUTIVE OFFICER AND DIRECTOR (Principal Executive, Financial and Accounting Officer)	AUGUST 16, 2007

/s/ Malcolm M. Aslin MALCOLM M. ASLIN	DIRECTOR	AUGUST 16, 2007

/s/ Clarke H. Bailey CLARKE H. BAILEY	DIRECTOR	AUGUST 16, 2007

/s/ Naomi Perry NAOMI PERRY	DIRECTOR	AUGUST 16, 2007

/s/ Carlos P. Salas CARLOS P. SALAS	DIRECTOR	AUGUST 16, 2007

/s/ Michael W. Shepherd MICHAEL W. SHEPHERD	DIRECTOR	AUGUST 16, 2007